EXHIBIT 10.56

No.

INSPIRE PHARMACEUTICALS, INC.

EMPLOYEE STOCK OPTION AGREEMENT

Inspire Pharmaceuticals, Inc. (the “Company”), a Delaware corporation, as an incentive and inducement to the Optionee, who is presently an employee of the Company, to devote his or her best efforts to the affairs of the Company, which incentive and inducement the Board of Directors of the Company or a committee of the Board of Directors (either, the “Board”) has determined to be sufficient consideration for the grant of this option, hereby grants to the Optionee the right and option (the “Option”) to purchase shares of the Company’s Common Stock, $0.001 par value per share (the “Stock”), under the following terms:

Optionee:

Grant Date:

Vesting Commencement Date:

Exercise Price:

Number of Shares Available for Purchase (“Option Shares”):

Expiration Date:

Type of Stock Option:	Incentive Stock Option
Non-Statutory Stock Option

1. The Option shall vest and become exercisable in installments in accordance with the following provisions:

(a)	The Option shall not vest and become exercisable for any shares unless and until the first anniversary of the Vesting Commencement Date;

(b)	Upon attainment of the first anniversary of the Vesting Commencement Date the Option shall vest and become exercisable for the number of Option Shares set forth in Appendix 1;

(c)

The Option shall vest and become exercisable for the remaining Option Shares in a series of successive monthly installments after the first anniversary of the Vesting Commencement Date until fully vested. Each month, the Option shall vest and become exercisable for a number of Option Shares equal to the number (i.e. the quotient) obtained by dividing the number set forth in the “Shares” column of Appendix 1 for the year pertaining to the applicable month (i.e. the numerator) by the number of months during such year(s) that the Option shall vest as indicated by the “Full Vest” column of Appendix 1 (i.e. the denominator). Each installment will vest on that day of each month which corresponds to the date of the month of the Vesting Commencement Date, provided, however, if a given month does not have such a date, the monthly tranche shall vest on the last day of such month;

(d)	The Option shall expire and shall not be exercisable for any of the Option Shares after the Expiration Date; and

(e)	Notwithstanding the above, the Option shall cease vesting if the Optionee terminates employment or otherwise ceases to serve as an employee (unless the Board otherwise determines that the circumstances warrant continuation of vesting).

2. Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Inspire Pharmaceuticals, Inc. Amended and Restated 1995 Stock Plan, as amended (the “Plan”).

3. The Option may be exercised at any time and from time to time, subject to the limitation of Section 1 above, up to the aggregate number of shares specified herein; provided, however, the Option shall be exercisable only with respect to whole shares. Any fractional shares which vest during any vesting period shall be aggregated until such time as the fractional shares shall have accumulated to equal a whole share and become exercisable. Written notice of exercise shall be delivered to the Company specifying the number of shares with respect to which the Option is being exercised and a date not later than fifteen days after the date of the delivery of such notice as the date on which the Optionee will take up and pay for such shares. On the date specified in such notice, the Company will deliver to the Optionee a certificate for the number of shares with respect to which the Option is being exercised against payment therefor in cash or by certified check.

4. The Optionee shall not be deemed, for any purpose, to have any rights whatever in respect of Option Shares to which the Option shall not have been exercised and payment made as aforesaid. The Optionee shall not be deemed to have any rights to continued employment by virtue of the Option.

5. In the event that the Board, in its discretion, determines that any stock dividend, split-up, combination or reclassification of shares, recapitalization or other similar capital change affects the Stock such that adjustment is required in order to preserve the benefits or potential benefits of the Option, the maximum aggregate number and kind of shares or securities of the Company subject to the Option, and the Exercise Price of the Option, shall be appropriately adjusted by the Board (whose determination shall be conclusive) so that the proportionate number of Option Shares or other securities subject to the Option and the proportionate interest of the Optionee shall be maintained as before the occurrence of such event.

6. In the event of a Change in Control (as defined below) of the Company, the unvested portion of the Option shall become immediately vested and fully exercisable immediately prior to a Change in Control. In addition, notwithstanding anything in the Plan or Section 8 of this Agreement to the contrary, in the event of a Change in Control the Option shall remain exercisable for the lesser of three (3) years or the Expiration Date.

For purposes of this Agreement, a “Change in Control” shall mean a determination by the Board (which maybe made effective as of a particular date specified by the Board), made by a majority vote, that a change in control has occurred, or is about to occur. Such a change shall not include, however, a restructuring, reorganization, merger or other change in capitalization in which the Persons who own an interest in the Company on the date hereof (the “Current Owners”) (or any individual or entity which receives from a Current Owner an interest in the Company through will or the laws of descent and distribution) maintain more than a fifty percent (50%) interest in the resultant entity. Regardless of the vote of the Board or whether or not the Board votes, a Change in Control will be deemed to have occurred as of the first day any one (1) or more of the following subsections shall have been satisfied:

(a) Any Person (other than the Person in control of the Company as of the effective date of the Company’s Change in Control Severance Benefit Plan, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a company owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than thirty-five percent (35%) of the combined voting power of the Company’s then outstanding securities; or

(b) The stockholders of the Company approve: (i) a plan of complete liquidation of the Company; (ii) an agreement for the sale or disposition of all or substantially all of the Company’s assets; or (iii) a merger, consolidation or reorganization of the Company with or involving any other company, other than a merger, consolidation or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation or reorganization.

(c) However, in no event shall a Change in Control be deemed to have occurred, with respect to an Optionee, if the Optionee is part of a purchasing group which consummates the Change in Control transaction. An Optionee shall be deemed “part of the purchasing group” for purposes of the preceding sentence if the Optionee is an equity participant or has agreed to become an equity participant in the purchasing company or group (except for (i) passive ownership of less than five percent (5%) of the voting securities of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise deemed not to be significant, as determined prior to the Change in Control by a majority of the non-employee continuing Board).

7. During the Optionee’s lifetime, the Option shall be exercisable only by such Optionee or, in the case of his or her legal incapacity, his or her guardian or legal representative. The Option shall be transferable by the Optionee only by will or the laws of descent and distribution. After the Optionee’s death, the Option shall be exercisable only by the person or persons entitled to do so under the Optionee’s last will and testament or if the Optionee fails to make a testamentary disposition of the Option or dies intestate, by the person or persons entitled to receive the Option under any applicable laws of descent and distribution. In no event shall the Option be exercisable by any person to a greater extent than the Option could have been exercised by the Optionee immediately prior to his or her death or the effective date of his or her termination of employment due to Disability, as defined in Section 22(e)(3) of the Code (as applicable). The Board shall have the right to require evidence to its satisfaction of the rights of any person or persons seeking to exercise the Option hereunder, e.g., an authenticated copy of the will. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect. Any transferee described above shall be treated as the Optionee for purposes of all other provisions of this agreement and the terms of the Plan.

8. If the Optionee terminates employment during any period in which the Option Shares are exercisable, but prior to the Expiration Date (the “Exercise Period”), such period shall be adjusted as follows, except that in no event shall the Exercise Period be extended beyond the Expiration Date:

(a)	The Exercise Period shall end immediately upon the date of the Optionee’s breach of any agreement, covenant or representation by and between the Optionee and the Company, including but not limited to any promise or warrant made as consideration for this agreement or the terms of any severance agreement;

(b)	The Exercise Period shall end immediately upon the effective date of the Optionee’s termination of employment by his or her: (i) voluntary resignation in violation of any agreement to remain in the employ of the Company; (ii) involuntary “Discharge for Cause” for reasons which may include, without limitation, any illegal or improper conduct that injures or impairs the reputation, goodwill, or business of the Company, involves the misappropriation of funds of the Company, or the misuse of data, information or documents acquired in connection with employment by the Company, or violates any other directive or policy promulgated by the Company; (iii) resignation in anticipation of Discharge for Cause; or (iv) resignation accepted by the Company in lieu of a formal Discharge for Cause;

(c)	The Exercise Period shall end three months after the effective date of the Optionee’s termination of employment for any reason OTHER THAN: (i) by transfer to an affiliated corporation which owns directly or indirectly 50 percent (50%) or more of the total combined voting power of the Company or in which the Company owns directly or indirectly 50 percent (50%) or more of the total combined voting power or has a significant financial interest as determined by the Board (“Affiliate”); or (ii) any reason for which the Option would expire immediately, as described under Sections 8(a) and 8(b), or following death or disability, as described under Section 8(d); and

(d)	The Exercise Period shall end twelve months after the effective date of the Optionee’s death or termination of employment due to Disability, subject to such proof of Disability as the Board may require.

9.	It shall be a condition of exercise hereunder that:

(a)	The Optionee shall execute and deliver to the Company a counterpart of any agreement and any amendment thereto or restatement or replacement thereof as the Company may reasonably require, and such other steps, if any, the Company deems necessary to comply with any law, rule or regulation applicable to the issue of such shares by the Company;

(c)	The certificates representing the shares purchased under the Option may contain such legends as counsel for the Company shall deem necessary to comply with the applicable law, rule or regulation;

(d)	The Optionee shall, if the Company so requests, provide payment of all state and federal taxes imposed upon the exercise of the Option and the issue of the shares covered hereby. If the Optionee satisfies the payment of any taxes by having shares withheld at the time of exercise, then the amount of shares withheld cannot exceed the Optionee’s minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

10. The Option is issued pursuant to the terms of the Plan. This Certificate does not set forth all of the terms and conditions of the Plan, which are incorporated herein by reference. Copies of the Plan may be obtained upon written request without charge from the Treasurer of the Company.

11. If the Option is intended to be treated as an Incentive Stock Option, it shall be treated as an Incentive Stock Option to the extent permitted by applicable laws or regulations; otherwise, to the extent not so permitted, it shall be treated as a Non-Statutory Stock Option. To the extent the Option is treated as an Incentive Stock Option:

(a)	The Optionee agrees to notify the Company in writing within 30 days of the disposition of one or more shares of Stock which were transferred to him or her pursuant to the exercise of the Option if such disposition occurs within two years from the Date of Grant of the Option or within one year after the transfer of such shares.

(b) The Optionee acknowledges that:

(i)	In the event the Optionee terminates employment with the Company or an Affiliate for reasons other than death or Disability, the Option shall cease to be eligible for tax treatment as an Incentive Stock Option, unless it is exercised within three months from the date of such termination; and

(ii)	In the event the Optionee dies or terminates employment due to Disability, the Option shall cease to be eligible for tax treatment as an Incentive Stock Option, unless it is exercised within twelve months from the date of death or such termination due to Disability.

12. This agreement may be amended unilaterally by the Company upon written notice to the Optionee, provided that no such amendment shall adversely impact the rights of the Optionee unless the Optionee expressly consents to such amendment in a written document specifically referencing this paragraph.

* * *

IN WITNESS WHEREOF the Company has caused the Option to be executed by its duly authorized officers on its behalf as of                              , 200    .

INSPIRE PHARMACEUTICALS, INC.

By: Barry G. Pea
Title: Executive Vice President of Corporate Development, General Counsel and Secretary

Appendix 1	Inspire Pharmaceuticals, Inc.

ID: 04-3209022

4222 Emperor Boulevard, Ste. 200

Durham, NC 27703

Optionee	Option Number:
Address #1	Plan: 1995
Address #2	ID:

Effective [Insert grant date]], you have been granted a(n) Incentive Stock Option to purchase [Insert # of Shares]shares of common stock of Inspire Pharmaceuticals at an Exercise Price of [Insert Exercise Price] per share, subject to the terms and conditions of the Option.

The total purchase price for all of the Option Shares is [Insert Total Exercise Price].

The Option shall vest and become exercisable as follows:

I. Upon attainment of the first anniversary of the Vesting Commencement Date the Option shall vest and become exercisable for the number of Option Shares set forth below:

Shares	Vest Type	Full Vest	Expiration
On Vest Date

II. The Option shall vest and become exercisable for the remaining Option Shares in a series of successive monthly installments after the first anniversary of the Vesting Commencement Date until fully vested. Each month, the Option shall vest and become exercisable for a number of Option Shares equal to the number obtained by dividing (i) the number set forth in the “Shares” column below for the year pertaining to the applicable month, by (ii) the number of months during such year(s) that the Option shall vest as indicated by the “Full Vest” column.

Shares	Vest Type	Full Vest	Expiration
Monthly